Exhibit 32

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Smart Sourcing, Inc. (the “Company”) on Form 10-QSB for the period ending March 25, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Kassel, as Chairman and Chief Executive Officer of the Company, and David Hale, as Acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ DAVID KASSEL

David Kassel
Chairman of the Board of Directors and Chief Executive Officer
May 6, 2005

/s/ DAVID HALE

David Hale
President, Acting Chief Financial Officer and Director
May 6, 2005